Exhibit 99.2

THERMOGENESIS HOLDINGS ANNOUNCES CLOSING OF $3.5 MILLION REGISTERED DIRECT OFFERING PRICED AT-THE-MARKET

RANCHO CORDOVA, Calif., March 27, 2020 -- ThermoGenesis Holdings, Inc. (Nasdaq: THMO), a market leader in automated cell processing tools and services in the cell and gene therapy field, today announced that it closed its previously announced registered direct offering for the purchase and sale of 1,000,002 shares of the Company’s common stock, at a purchase price of $3.50 per share, which has been priced at-the-market under Nasdaq rules.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds to ThermoGenesis from this offering were approximately $3.5 million, before deducting the placement agent’s fees and other offering expenses payable by ThermoGenesis. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

The shares of common stock were offered by ThermoGenesis pursuant to a "shelf" registration statement on Form S-3 (File No. 333-235509) previously filed with the Securities and Exchange Commission (the "SEC") on December 13, 2019 and declared effective by the SEC on January 3, 2020. The offering of the securities was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the shares of common stock being offered has been filed with the SEC.  Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained on the SEC's website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (646) 975-6996 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ThermoGenesis Holdings, Inc.

ThermoGenesis Holdings, Inc., formerly known as Cesca Therapeutics Inc., develops, commercializes and markets a range of automated technologies for CAR-T and other cell-based therapies. The Company currently markets a full suite of solutions for automated clinical biobanking, point-of-care applications, and automation for immuno-oncology, including its semi-automated, functionally-closed CAR-TXpress™ platform, which streamlines the manufacturing process for the emerging CAR-T immunotherapy market. For more information about ThermoGenesis, please visit: www.thermogenesis.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect the current expectations of ThermoGenesis concerning future events and results. Forward-looking statements based on ThermoGenesis’ current assumptions, expectations and beliefs are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. Such forward-looking statements, including statements regarding the intended use of net proceeds from the registered direct offering as well as those factors concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, market and other conditions, as well as those risk factors discussed in Item 1A of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) as well as other documents that may be filed by ThermoGenesis from time to time with the SEC, which are available at www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release.

Company Contact:
Wendy Samford
916-858-5191
ir@thermogenesis.com

Investor Contact:
Paula Schwartz, Rx Communications
917-322-2216
pschwartz@rxir.com